Exhibit 10.12

THIS WARRANT AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO THE PROVISIONS OF THIS WARRANT, INCLUDING PURSUANT TO SECTION 5 HEREOF.

THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF THE ISSUE DATE, BY AND AMONG THE COMPANY, CERTAIN STOCKHOLDERS AND OTHER EQUITY HOLDERS OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UPON REQUEST.

VAIL HOLDCO CORP

WARRANT TO PURCHASE COMMON STOCK

Warrant No. [●]	[●], 20[●] (the “Issue Date”)

Vail Holdco Corp, a Delaware corporation (the “Company”), for value received, certifies and agrees, subject to the terms and conditions set forth in this warrant (this warrant and any other warrants delivered in substitution or exchange herefor as provided herein, this “Warrant”) that [●], a [●] (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company [●] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (such shares, subject to adjustment as provided herein, the “Warrant Shares”) at a price of $0.01 per Warrant Share (the “Exercise Price”). Except as otherwise defined herein, capitalized terms in this Warrant have the meanings set forth in Section 21. This Warrant has been issued pursuant to the terms of the Series A Purchase Agreement.

1.    Term. Subject to the terms and conditions hereof, the Holder may exercise this Warrant for all or any part of the Warrant Shares at any time or from time to time after the Issue Date and prior to 5:00 p.m., New York City time, on the Expiration Date (the “Exercise Period”).

2.    Exercise.

2.1    Method of Exercise. This Warrant may be exercised by the Holder, in whole or in part:

(a)    by surrendering (i) this Warrant and (ii) a duly executed Notice of Exercise in the form of Exhibit A attached hereto (the “Notice of Exercise”) to the Company (or its agent) via delivery in accordance with Section 16; and

(b)    by:

(i)    paying to the Company the Aggregate Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company; or

(ii)    instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price (and the Company shall comply with Section 2.5 with respect to any fractional shares of Common Stock otherwise issuable as a result).

2.2    Automatic Exercise. This Warrant shall be deemed to have been exercised pursuant to Section 2.1(b)(ii) automatically, and without requiring any further action on the part of the Holder, immediately prior to expiration hereof on the Expiration Date in the case of an Expiration Date pursuant to clause (c) of the definition thereof (and, for the avoidance of doubt, after giving effect to any adjustment pursuant to Section 4.1 as a result of the issuance of shares of Common Stock pursuant to the Advisory Agreement).

2.3    Exercise Date. Each exercise of this Warrant will be deemed to have been effected immediately prior to the close of business on the day (a) on which the Notice of Exercise is deemed to be delivered pursuant to Section 16 to the Company as provided in Section 2.1(a) and payment has been made as provided in Section 2.1(b) or (b) if a later date is specified in the Notice of Exercise, such later date (each such date, an “Exercise Date”). At such time, each Person in whose name any certificates for Warrant Shares are issuable upon such exercise as provided in Section 2.4 will become a holder of record of the Warrant Shares represented by such certificates and will become (if such holder is not already) a Stockholder (as defined in the Stockholders Agreement) with respect to such Warrant Shares.

2.4    Certificates and New Warrants. As soon as practicable after an Exercise Date (and in any event within five (5) Business Days thereafter), the Company, at its expense, will cause to be issued in the name of, and delivered to, the Holder, or as the Holder may direct (subject to Section 5):

(a)    a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled upon such exercise (it being agreed that each certificate so delivered will be in such denominations of shares of Common Stock as may be requested by the Holder but in no event in fractional shares); and

(b)    if such exercise is in part only, a new Warrant or Warrants substantially identical in form hereto for the purchase of a number of Warrant Shares equal to the difference of the number of Warrant Shares subject to this Warrant less the number of Warrant Shares that are the subject of such partial exercise.

2.5    No Fractional Shares. No fractional shares of Common Stock shall be issued upon the exercise of this Warrant. As to any fraction of a share of Common Stock which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share of Common Stock.

2.6    Conditional Exercise. Notwithstanding the foregoing and subject to Section 4.5, if an exercise of any portion of this Warrant is to be made in connection with a public offering (including a Qualified IPO) or a Change of Control (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case the Exercise Date will be the date of such consummation and such exercise will not be deemed to be effective until immediately prior to such consummation on the Exercise Date (provided, for the avoidance of doubt, such exercise shall not be deemed effective until after giving effect to any adjustment pursuant to Section 4.1 as a result of the issuance of shares of Common Stock pursuant to the Advisory Agreement).

3.    Shares to be Fully Paid; Reservation of Shares. The Company represents, warrants, covenants and agrees that:

(a)    this Warrant is, and any Warrant issued in substitution for or replacement of this Warrant will be, upon issuance, duly authorized and validly issued;

(b)    all Warrant Shares issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid and nonassessable, and free from preemptive rights, liens and charges, other than liens and charges arising solely from the actions and circumstances of the Holder or holder of such Warrant Shares;

(c)    during the Exercise Period, the Company will at all times have authorized, and reserved, free from preemptive rights and solely for the purpose of effecting the exercise of this Warrant, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, which shares have not been subscribed for or otherwise committed to be issued;

(d)    during the Exercise Period, the Company will take all such action as may be necessary to ensure that the par value per Warrant Share will at all times be less than or equal to the applicable Exercise Price;

(e)    during the Exercise Period, the Company will take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable Law or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which will be immediately delivered by the Company upon each such issuance);

(f)    the Company will use its reasonable best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise; and

(g)    the Company will pay all expenses in connection with, and all documentary, stamp or similar issue or transfer taxes due on the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, however, that, if such documentary, stamp or similar issue or transfer tax is due because the Holder has requested that the Warrant Shares be issued in a name other than that of the Holder, then such taxes shall be paid by such Holder, and the Company shall not be required to issue or deliver any stock certificate representing the Warrant Shares unless and until such Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

4.    Adjustment. The number of Warrant Shares issuable upon exercise of this Warrant will be subject to adjustment from time to time as set forth in this Section 4.

4.1    Adjustment to Number of Warrant Shares Upon Issuance of Common Stock. Except (x) for an issuance or sale of Common Stock for which an adjustment was previously made under this Section 4.1 and Section 4.2 upon the deemed issuance or sale of Options or Convertible Securities providing for the right to purchase such Common Stock or convert such Convertible Securities into such Common Stock (other than any further adjustment under Section 4.2(c)), (y) for an Issuance of Excluded Securities or (z) in the case of an event described in either Section 4.3 or Section 4.4, if the Company, at any time after the issuance of this Warrant, issues or sells, or in accordance with Section 4.2 is deemed to have issued or sold, any shares of Common Stock without consideration (including any shares issued in connection with the Advisory Agreement) or for consideration per share less than the Fair Market Value per share of Common Stock in effect immediately prior to such Issuance, then immediately upon such Issuance, the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to any such Issuance shall be increased to a number of Warrant Shares equal to the product obtained by multiplying the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such Issuance by the quotient of:

(a)    the Outstanding Common Stock immediately after such Issuance divided by,

(b)    the sum of (i) the Outstanding Common Stock immediately prior to such Issuance plus (ii) the aggregate number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Company upon such Issuance would purchase at the Fair Market Value per share of Common Stock in effect immediately prior to such Issuance.

4.2    Deemed Issuances. The following will apply for purposes of determining the adjusted number of Warrant Shares under Section 4.1, other than with respect to Excluded Securities:

(a)    Issuance of Options. If the Company, at any time after the issuance of this Warrant, in any manner grants or sells (whether directly or by assumption in a merger or otherwise) any Options, whether or not such Options or the right to convert or exchange any Convertible Securities issuable upon the exercise of such Options are immediately exercisable, and the price per share (determined as provided in this Section 4.2(a) and in Section 4.2(e)) for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon the exercise of such Options is less than the Fair Market Value per share of Common Stock in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of Convertible Securities issuable upon the exercise of such Options will be deemed to have been issued as of the date of granting or sale of such Options, at a price per share equal to the quotient of:

(i)    the sum (which sum will be the applicable consideration received by the Company for purposes of Section 4.1) of (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of all such Options, plus (B) the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus (C) in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of all such Convertible Securities and the conversion or exchange of all such Convertible Securities divided by,

(ii)    the total maximum number of shares of Common Stock issuable upon the exercise of all such Options or upon the conversion or exchange of all Convertible Securities issuable upon the exercise of all such Options.

Except as otherwise provided in Section 4.2(c), no further adjustment of the number of Warrant Shares will be made upon the actual issuance of Common Stock or Convertible Securities upon exercise of such Options or upon the actual issuance of Common Stock upon conversion or exchange of the Convertible Securities issuable upon exercise of such Options.

(b)    Issuance of Convertible Securities. If the Company, at any time after the issuance of this Warrant, in any manner grants or sells (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the right to convert or exchange any such Convertible Securities is immediately exercisable, and the price per share (determined as provided in this Section 4.2(b) and in Section 4.2(e)) for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities is less than the Fair Market Value per share of Common Stock in effect immediately prior to the time of the granting or sale of such Convertible Securities, then, unless an adjustment under Section 4.1(a) has already been made, the total maximum number of shares of Common Stock issuable upon conversion or exchange of the total maximum amount of such Convertible Securities will be deemed to have been issued as of the date of granting or sale of such Convertible Securities, at a price per share equal to the quotient of:

(i)    the sum (which sum will constitute the applicable consideration received by the Company for purposes of Section 4.1) of (A) the total amount, if any, received or receivable by the Company as consideration for the granting or sale of such Convertible Securities, plus (B) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange of all such Convertible Securities divided by,

(ii)    the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

Except as otherwise provided in Section 4.2(c), no further adjustment of the number of Warrant Shares will be made upon the actual issuance of Common Stock upon conversion or exchange of such Convertible Securities or by reason of the issuance or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the number of Warrant Shares have been made pursuant to Section 4.2(a).

(c)    Change in Terms of Options or Convertible Securities. Upon any change in any of (i) the total amount received or receivable by the Company as consideration for the granting or sale of any Options or Convertible Securities referred to in Section 4.2(a) or Section 4.2(b), (ii) the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of any Options referred to in Section 4.2(a) or upon the issuance, conversion or exchange of any Convertible Securities referred to in Section 4.2(a) or Section 4.2(b), (iii) the rate at which Convertible Securities referred to in Section 4.2(a) or Section 4.2(b) are convertible into or exchangeable for Common Stock or (iv) the maximum number of shares of Common Stock issuable in connection with any Options referred to in Section 4.2(a) or any Convertible Securities referred to in Section 4.2(a) or Section 4.2(b) (in each case, other than in connection with an Issuance of Excluded Securities), then (regardless of whether the original issuance or sale of such Options or Convertible Securities resulted in an adjustment to the number of Warrant Shares issuable upon exercise of this Warrant pursuant to this Section 4) the number of Warrant Shares issuable upon exercise of this Warrant at the time of such change will be adjusted or readjusted, to the extent applicable, to the number of Warrant Shares issuable upon exercise of this Warrant which would have been in effect at such time pursuant to the provisions of this Section 4 had such Options or Convertible Securities provided for such changed consideration, conversion rate or maximum number of shares, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment or readjustment, the number of Warrant Shares issuable upon the exercise of this Warrant is increased.

(d)    Expired or Terminated Options or Convertible Securities. Upon the expiration or termination of any unexercised Option (or portion thereof) or any unconverted or unexchanged Convertible Security (or portion thereof) for which any adjustment (either upon its original issuance or upon a revision of its terms) was made pursuant to this Section 4, the number of Warrant Shares then issuable upon exercise of this Warrant shall be recomputed immediately upon such expiration or termination pursuant to the provisions of this Section 4 to the number of Warrant Shares issuable upon exercise of this Warrant which would have been in effect at the time of such expiration or termination had such unexercised Option (or portion thereof) or unconverted or unexchanged Convertible Security (or portion thereof), to the extent outstanding immediately prior to such expiration or termination, never been issued.

(e)    Calculation of Consideration Received. If the Company, at any time after the issuance of this Warrant, issues or sells, or is deemed to have issued or sold in accordance with this Section 4.2, any shares of Common Stock, Options or Convertible Securities (i) for cash, the consideration received therefor will be the amount in cash received by the Company therefor, (ii) for consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration is marketable securities, in which case the amount of consideration received by the Company will be the market price (as reflected on any securities exchange, quotation system or association or similar pricing system covering such security) for such securities as of the end of business on the trading day immediately prior to the date of receipt of such securities, (iii) for no specifically allocated consideration in connection with an issuance or sale of other securities of the Company that together comprises one integrated transaction, the amount of the consideration therefor will be deemed to be zero or (iv) to the owners of the nonsurviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of the net assets and business of the nonsurviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be, issued to such owners. The net amount of any cash consideration and the fair value of any consideration other than cash or marketable securities will be jointly determined in good faith by the Board and the Holder.

(f)    Record Date. For purposes of any adjustment to the number of Warrant Shares in accordance with this Section 4, if the Company fixes a record date (or a record date will otherwise occur) prior to the Expiration Date for the purpose of entitling its holders of Common Stock to (i) receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(g)    Par Value. Notwithstanding anything to the contrary herein, if, despite the Company’s obligations under Section 3(d), the Exercise Price at any time is less than the par value of the Warrant Share, the Holder will be entitled to pay the par value as the Exercise Price. This Section 4.2(g) will not affect the Company’s obligations under Section 3(d).

4.3    Stock Dividends, Stock Splits, Subdivisions, Reclassifications or Combinations.

(a)    If the Company (i) declares and pays a dividend or makes a distribution on its Common Stock or any other capital stock of the Company payable in shares of additional Common Stock or in Options or Convertible Securities, (ii) subdivides (by stock split or otherwise) or reclassifies the outstanding Common Stock into a greater number of shares, or (iii) issues Common Stock upon the conversion of Class B Stock in accordance with Article 4.G of the Certificate of Incorporation, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to any such dividend, distribution or subdivision will be proportionately increased.

(b)    If the Company combines or reclassifies (by reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination will be proportionately decreased.

(c)    Any adjustment under this Section 4.3 will become effective at the close of business on the record date of any such dividend or distribution or the effective date of any such subdivision, reclassification or combination, as the case may be.

4.4    Business Combination.

(a)    In the event of any Business Combination, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, (i) each Warrant will, immediately after such Business Combination, remain outstanding and thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then issuable upon exercise of this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such Business Combination to which the Holder would have been entitled upon such Business Combination if the Holder had exercised this Warrant in full immediately prior to the time of such Business Combination and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant) and (ii) in such case, appropriate adjustment (in form and substance satisfactory to the Holder) will be made with respect to the Holder’s rights under this Warrant to ensure that the provisions of this Section 4 are thereafter applicable, as nearly as possible, to this Warrant in relation to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4.4(a) will similarly apply to successive Business Combinations. The Company will not effect any Business Combination described in this Section 4.4(a) unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such Business Combination, will assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets that, in accordance with this Section 4, the Holder will be entitled to receive upon exercise of this Warrant.

(b)    Notwithstanding anything to the contrary contained herein, with respect to any Business Combination, the Holder will have the right to elect prior to the consummation of such Business Combination, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4.4 with respect to this Warrant.

4.5    Exercise Upon Change of Control. Notwithstanding anything to the contrary contained herein, if the Holder elects to exercise this Warrant within sixty (60) days of a Material Event Redemption upon a Change of Control (each as defined in the Series A Certificate of Designations) pursuant to Section 7 of the Series A Certificate of Designations, then (x) such Warrant shall be deemed to have been exercised prior to the consummation of such Change of Control and (y) the resulting Warrant Shares shall be subject to Section 3.4 of the Stockholders Agreement at the time of such deemed exercise.

4.6    Other Dividends and Distributions. If the Company, at any time after the issuance of this Warrant, makes or declares, or fixes a record date (or a record date otherwise occurs) for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities on the outstanding shares of Common Stock), cash or other property, then, and in each such event, at the option of the Company, exercised by delivery of notice to the Holder, provision will be made so that the Holder will receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event (and the record date therefor) and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them during such period, giving application to all adjustments called for during such period under Section 4.2(d) with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

4.7    Certain Events. If any event of the type contemplated by this Section 4 but not expressly provided for by this Section 4 (including the granting of stock appreciation rights, phantom stock rights or other rights with equity features) occurs, then the Board and the Holder will jointly determine in good faith an appropriate adjustment in the number of Warrant Shares issuable upon exercise of this Warrant so as to protect the rights of the Holder in a manner consistent with this Section 4.

4.8    Treasury Shares. The number of shares of Common Stock outstanding at any given time will not include shares owned or held by or for the account of the Company or any of its wholly owned subsidiaries (“Treasury Shares”). The disposition of any Treasury Shares (other than the cancellation or retirement thereof or the transfer of such shares among the Company and its wholly owned subsidiaries) will be considered an issue or sale of Common Stock for the purpose of this Section 4.

4.9    Certificates.

(a)    Capitalization Certificates. Upon reasonable request by the Holder, the Company will promptly deliver to the Holder a certificate executed by a duly authorized officer thereof setting forth and certifying the total number of outstanding shares of Common Stock, Convertible Securities and Options and a calculation of the number of shares of Common Stock available for issuance upon exercise of such Options, Convertible Securities and this Warrant.

(b)    Adjustment Certificates. Without limiting Section 5.7(a), as promptly as practicable following any adjustment of the number of Warrant Shares (but in any event not later than five (5) Business Days thereafter), the Company will furnish to the Holder a certificate executed by a duly authorized officer (i) certifying the number of Warrant Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of the Warrant thereof and (ii) setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

4.10    Notices. In the event (a) that the Company sets a record date (or a record date will otherwise occur) for any (i) dividend or other distribution on Common Stock, (ii) vote at a meeting (or action by written consent), (iii) right of holders of Common Stock to subscribe for or purchase any shares of capital stock of any class or any other securities or (iv) right of holders of Common Stock to receive any other security or right in or to a security, (b) of a Business Combination or (c) of the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company will send or cause to be sent to the Holder at least ten (10) days prior to the earlier of the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice in accordance with Section 16 specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action and a description of such dividend, distribution or other right or such action to be taken at such meeting or by written consent or (B) the effective date on which such Business Combination or dissolution, liquidation or winding up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company will close or a record will be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) will be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such Business Combination or dissolution, liquidation or winding up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

4.11    Successive Adjustments. Any adjustments made pursuant to this Section 4 will be made successively whenever an event referred to in this Section 4 occurs.

5.    Transfer. Subject to this Section 5 and the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder (as expressly modified by the Warrant Transfer Agreement, if applicable) are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed warrant transfer agreement in the form attached hereto as Exhibit B (the “Warrant Transfer Agreement”). The Holder may not, directly or indirectly, Transfer this Warrant if, as a result of such Transfer, the Company would become obligated to register the Common Stock or any other class of capital stock of the Company pursuant to Section 12(g) of the Exchange Act. Upon such compliance, surrender and delivery, the Company will (a) execute and deliver a new Warrant or Warrants in the name of the transferee or transferees and in the denominations specified in such instrument of transfer, (b) issue to the transferor a new Warrant evidencing the portion of this Warrant, if any, not so transferred and (c) promptly cancel this Warrant. The Company shall not be obligated to pay any documentary, stamp or similar issue or transfer taxes in respect of the preparation, execution and delivery of such new Warrants pursuant to this Section 5. In connection with the transfer of this Warrant, the holder thereof shall deliver written notice to the Company describing in reasonable detail such transfer or proposed transfer, which shall be accompanied by a representation from the transferee as to factual matters confirming that such transfer may be effected without registration of such Warrant under the Securities Act of 1933.

6.    Holder Not Deemed a Stockholder; Limitations on Liability; Stockholders Agreement.

(a)    Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the exercise of this Warrant in accordance with the terms hereof, the Holder (in its capacity as such) will not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, and nothing in this Warrant will be construed to confer upon the Holder (in its capacity as such) any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any Business Combination or issuance or reclassification of stock), receive notice of meetings, receive dividends or subscription rights, or otherwise. Notwithstanding the foregoing, the Parties agree to treat ownership of the Warrant as ownership of the underlying Common Stock for U.S. federal and, to the extent permitted by Law, state and local income tax purposes.

(b)    Nothing in this Warrant will be construed as imposing any liabilities on the Holder to purchase any securities (other than upon exercise of this Warrant) or as a stockholder of the Company, whether such liabilities are asserted by the Company, creditors of the Company or any other third Persons.

(c)    In connection with the exercise of this Warrant and as a condition to the issuance of Warrant Shares upon such exercise, the Holder shall (if not already a party thereto) execute and deliver to the Company a joinder to the Stockholders Agreement, substantially in the form attached hereto as Exhibit C. Additionally, the Holder shall (if not already a party thereto) execute and deliver to the Company a joinder to the Registration Rights Agreement. The Company and the Holder acknowledge that upon delivery of the executed counterparts to the Stockholders Agreement and the Registration Rights Agreement, Holder shall be entitled, as a Party and a beneficiary, to the rights thereunder solely with regard to their Warrant Shares.

7.    Effect of Violation. Any action or attempted action by the Company in violation of this Warrant shall be null and void ab initio and of no force or effect whatsoever.

8.    Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a customary indemnity agreement or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of the same tenor and date.

9.    Registration Rights; Warrant Register.

(a)    All Warrant Shares issuable upon exercise of this Warrant will be Registrable Securities (as defined in the Registration Rights Agreement) under the Registration Rights Agreement.

(b)    The Company will keep and properly maintain at its principal executive office, or cause the Transfer Agent to keep and properly maintain at its principal executive office, books and records for the registration of this Warrant and any transfers thereof. The Company (a) may deem and treat the Person in whose name this Warrant is registered on such books as the Holder thereof for all purposes and (b) will not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of this Warrant effected in accordance with the provisions hereof.

10.    Competition Law Filings. At the request of the Holder, the Company will, in consultation and cooperation with the Holder, file or submit, and assist the Holder with any filing, submission or notification it is required to make in connection with the exercise of this Warrant (alone or in conjunction with the exercise of any other Options held by the Holder) with or to any governmental entity pursuant to any antitrust, competition or merger control law applicable to such exercise, including the notification and report form, if any, required to be filed with the U.S. Federal Trade Commission (the “FTC”) and the U.S. Department of Justice (the “DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (such applicable Laws, collectively, “Competition Laws,” and such filings and submissions, collectively, the “Competition Law Filings”). Any such Competition Law Filings made by the Company will be in substantial compliance with the requirements of the Competition Laws. The Company will use commercially reasonable efforts, and cooperate with the Holder, to obtain as promptly as practicable all approvals, authorizations, terminations of applicable periods and clearances in connection with the Competition Law Filings, including (a) furnishing to the Holder information and reasonable assistance as the Holder may request in connection with its preparation of any Competition Law Filing, (b) giving the Holder reasonable prior notice of, and the opportunity to review and discuss in advance (including considering in good faith the views of the Holder), any such Competition Law Filings to be made by the Company and, to the extent reasonably practicable, of any communication with, or any responses to inquiries or requests for additional information from, the FTC, the DOJ and any other governmental entity regarding such Competition Law Filings or the transactions contemplated by this Warrant, (c) permitting the Holder to participate in all communications and meetings with any governmental entity to the extent not prohibited by such governmental entity and (d) subject to clauses (b) and (c) of this Section 10, responding as promptly as practicable to all requests of any governmental entity and providing all requested information to such governmental entity. The Company and the Holder will each pay their own respective expenses associated with, and any filing fees required under the Competition Laws in connection with, the Competition Law Filings. Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require, or be construed to require, the Holder, the Company or their respective Affiliates to (i) sell, hold, divest, discontinue or limit, or agree to sell, hold, divest, discontinue or limit, any of their respective assets, businesses or interests or (ii) agree to any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests.

11.    Entire Agreement; Parties in Interest. This Warrant, the Registration Rights Agreement and the Series A Purchase Agreement constitute the entire agreement of, and supersede all other prior agreements and understandings (both written and oral) between, the parties hereto with respect to the subject matter hereof. In the event of any inconsistency between this Warrant and the Series A Purchase Agreement with respect to the subject matter hereof, this Warrant will control. This Warrant will be binding upon and inure solely to the benefit of the Company and the Holder and their respective successors and permitted assigns, and nothing in this Warrant, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Warrant.

12.    Governing Law. This Warrant and all questions relating to the interpretation or enforcement of this Warrant will be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than Delaware.

13.    Jurisdiction. Each party hereto irrevocably and unconditionally, for itself and its property, submits to exclusive jurisdiction in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, in the Complex Commercial Litigation Division of Superior Court in the City of Wilmington, New Castle County, Delaware, and if jurisdiction in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware is unavailable, in the Federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof (such courts in such jurisdictional priority, the “Forum”), in any dispute, action or other proceeding arising out of or relating to this Warrant or any transaction contemplated hereby, and agrees that all claims in respect of such dispute or proceeding may be heard and determined in the Forum, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such dispute or proceeding except in the Forum, (b) agrees that any claim in respect of any such dispute or proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute or proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such dispute or proceeding in the Forum. Each party hereby agrees that service of summons, complaint or other process in connection with any dispute, action or other proceedings contemplated hereby may be made by registered or certified mail addressed to such party at the address specified pursuant to Section 16, and that service so made will be effective as if personally made in the State of Delaware.

14.    Waiver of Jury Trial. EACH OF THE COMPANY AND THE HOLDER IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, ACTION OR OTHER PROCEEDING BETWEEN OR AMONG SUCH PERSONS ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.    Remedies.

(a)    Certain Disputes. If, with respect to a determination of (i) the net amount of cash or fair value, as applicable, under Section 4.2(e), (ii) an appropriate adjustment to the number of Warrant Shares issuable hereunder under Section 4.6 or (iii) the Fair Market Value, if being determined pursuant to clause (e) of such definition, under Section 2.1(b) or Section 4, the Board and the Holder are unable to come to an agreement in good faith within ten (10) days after the date on which the event giving rise to the parties’ obligations to jointly make such determination in good faith occurred, such determination will be made by a nationally recognized investment banking, accounting or valuation firm jointly selected by the Board and the Holder (the “Valuation Firm”). If such determination is being made under Section 2.1(b), Section 4.2(e) or Section 4, in making such determination, the Valuation Firm will assume an orderly sale transaction between a willing buyer and a willing seller and use valuation techniques then prevailing in the securities industry. If such determination is being made under Section 2.1(b), it will be made without regard to the lack of liquidity of the Common Stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and will assume full disclosure of all relevant information and a reasonable period of time for effectuating such sale. The determination of the Valuation Firm will be final and conclusive, and the fees and expenses of the Valuation Firm will be borne by the Company, on the one hand, and by the Holder, on the other hand, based upon the percentage that the amount actually contested but not awarded to the Company or the Holder, respectively, bears to the aggregate amount actually contested by the Company and the Holder.

(b)    Remedies Cumulative. Except as set forth in Section 15(a), all remedies available under this Warrant, at law, in equity or otherwise will be deemed cumulative and not alternative or exclusive of other remedies, and the exercise by any party hereto of a particular remedy will not preclude the exercise of any other remedy.

(c)    Injunctive Relief. Each party hereto acknowledges and agrees that the other party hereto would be irreparably damaged if any of the provisions of this Warrant are not performed in accordance with their specific terms and that any breach of this Warrant by such other party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which the parties hereto may be entitled, at law or in equity, each party hereto will be entitled to enforce any provision of this Warrant by a decree of specific performance and temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Warrant, without posting any bond or other undertaking.

16.    Notice.

(a)    Any notice or other communication required or permitted to be delivered to any party under this Warrant will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service to the following email address or physical address, as applicable:

If to the Company, to:

Vail Holdco Corp

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Attention: General Counsel

Email: generalcounsel@avantorinc.com

with copies (which will not constitute notice) to:

New Mountain Capital, L.L.C.

787 Seventh Avenue, #49

New York, New York 10019

Attention:    Matthew Holt

Email:          mholt@newmountaincapital.com

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:	Alan Klein
Elizabeth Cooper
Ben Schaye
Ryan Bekkerus
Email:	aklein@stblaw.com
ecooper@stblaw.com
ben.schaye@stblaw.com
rbekkerus@stblaw.com

If to the Holder, to:

[●]

Attention:	[●]
Email:	[●]

with copies (which will not constitute notice) to:

[●]

[Address]

Attention:	[●]
Email:	[●]

(b)    Notice or other communication pursuant to Section 16(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party may specify a different address, by written notice to the other party. The change of address will be effective upon the other party’s receipt of the notice of the change of address.

17.    Amendments; Waivers. This Warrant is one of a series of substantially similar warrants issued pursuant to the Series A Purchase Agreement and exercisable for shares of Common Stock (this Warrant, together with such other warrants and any replacement warrants or other warrants issued hereunder or thereunder, the “Series A Warrants”). Any term or condition of this Warrant may be amended or waived, by written consent of (a) the Holder and the Company (in the case of an amendment), or by the party against whom the waiver is effective, or (b) the holders of a majority of the Common Stock issuable upon exercise of the Series A Warrants and the Company (in the case of an amendment), or by the party against whom the waiver is effective; provided, in the case of this clause (b), that the same amendment is made to, or the same right is waived (whether by the holders of the majority of the Common Stock issuable upon exercise of the Series A Warrants or by the Company) with respect to, each of the Series A Warrants; and provided further, that, notwithstanding the foregoing, the number of shares of Common Stock issuable upon exercise of this Warrant, and the exercise price therefor, may not be amended without the approval of the Holder. No knowledge, investigation or inquiry, or failure or delay by the Company or the Holder in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

18.    Counterparts. This Warrant may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument.

19.    Assignment by the Company and Holder. The Company may not, without the prior written consent of the Holder, sell, transfer (by operation of law or otherwise) or assign this Warrant or any of its rights or obligations hereunder. The Holder may transfer this Warrant so long as such transfer is in compliance with Section 5.

20.    Severability. If any provision of this Warrant, or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, invalid or unenforceable, the remainder of this Warrant will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such illegal, void, invalid or unenforceable provision of this Warrant with a legal, valid and enforceable provision that achieves, to the extent possible, the economic, business and other purposes of such illegal, void, invalid or unenforceable provision.

21.    Certain Definitions. The following words and phrases have the meanings specified in this Section 21:

“Advisory Agreement” means the Amended and Restated Advisory Agreement by and between New Mountain Capital, L.L.C., Avantor Holdings Sub, L.P., Avantor, Avantor Performance Materials Holdings S.à r.l. and the Company, as in effect as of the Closing Date.

“Affiliate” means, with respect to a particular Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is controlled by or is under common Control with the Person specified or, in the case of a natural Person, any other member of such Person’s Family Group. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto; provided, however, that notwithstanding the foregoing, with respect to any Person that is an investment fund, an Affiliate shall also include any investment fund, vehicle or holding company of which such Person or an Affiliate of such Person serves as the general partner, managing member or discretionary manager or advisor or sub-advisor. “Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants. For the avoidance of doubt and notwithstanding anything in the foregoing to the contrary, each of Broad Street Principal Investments, L.L.C., a Delaware limited liability company, any affiliated investment entity or any other Affiliate of Goldman Sachs & Co. LLC and any fund, investor, entity or account that is or may become managed, sponsored or advised by Goldman Sachs & Co. LLC or any of its Affiliates shall, in each case, be deemed not to be an Affiliate of the Sponsor (or any portfolio company of the Sponsor) or the Company.

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 2, multiplied by (b) the Exercise Price in effect as of the Exercise Date.

“Board” means the board of directors of the Company.

“Business Combination” means, whether through one transaction or a series of related transactions, any (a) recapitalization of the Company, (b) reclassification of the stock of the Company (other than (x) a change in par value, from par value to no par value, from no par value to par value or (y) as a result of a stock dividend or subdivision, split up or combination of shares), (c) consolidation or merger of the Company with and into another Person or of another Person with and into the Company (whether or not the Company is the surviving corporation of such consolidation or merger), (d) sale of all or substantially all of the Company’s assets (on a consolidated basis) or capital stock to another Person or (e) other similar transaction (in the case of this clause (e), other than any such transaction covered by Section 4.3), in each case, which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets (including cash) with respect to or in exchange for Common Stock.

“Business Day” means any day ending at 11:59 p.m. (New York City time) other than a Saturday, Sunday or a day on which the banks in the City of New York are authorized by Law to be closed.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as amended, restated, supplemented or otherwise modified from time to time.

“Change of Control” has the meaning assigned to such term in the Advisory Agreement, unless otherwise specified herein.

“Class B Stock” means the class B stock of the Company.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any common equity securities of the Company issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, other than Options.

“Equity Interests” means, with respect to any Person, any and all of the shares, interests, rights, participations or other equivalents of or interest in (however designated) equity of such Person (including any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest) and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Securities” means (a) shares of Common Stock issued upon the exercise of this Warrant, (b) shares of Common Stock issued upon the exercise or conversion of the warrants, other Options or Convertible Securities set forth on Exhibit D attached hereto so long as such securities are not amended after the Issue Date to increase the number of shares of Common Stock issuable thereunder or to lower the exercise or conversion price thereof, (c) shares of Common Stock, issued directly or upon the exercise of Options to directors, officers or employees of the Company in connection with their service as directors of the Company or their employment by the Company pursuant to the Stock Option Plan, in each case, authorized by the Board, (d) shares of Common Stock or Options or Convertible Securities issued to commercial banks or other financial institutions pursuant to credit arrangements the primary purpose of which is not to raise additional equity capital or (e) shares of Common Stock or Options or Convertible Securities issued as consideration in connection with a business acquisition by the Company or any of its subsidiaries to the seller or management of the acquired business.

“Expiration Date” means the date that is the later of (a) the date that is three years after the Issue Date, (b) the date that is sixty (60) days after the redemption or repurchase in full of all outstanding shares of Series A Preferred Stock pursuant to and in accordance with the provisions of Section 6 or Section 7 of the Series A Certificate of Designations and (c) the earlier of (x) a Change of Control and (y) the date that is sixty (60) days after an Initial Public Offering, except that, in the case of clauses (a), (b) or (c), if such later date is not a Business Day, on the next Business Day.

“Fair Market Value” means (a) the fair market value as determined in good faith by a majority of the Board; provided that, if any director appointed to the Board by Broad Street Principal Investments, L.L.C. pursuant to Section 2.1 of the Stockholders Agreement makes a bona fide objection to the fair market value as determined in good faith by a majority of the Board, the Fair Market Value of such securities shall be determined by a Financial Expert and such Financial Expert’s determination shall be binding upon all parties or (b) in the case of shares of stock that are listed on a Principal Exchange and have been so listed for the thirty (30) trading days immediately preceding the day as of which Fair Market Value is being determined, with respect to any Valuation Period, the arithmetic average of the daily volume-weighted average price of such stock as reported in composite transactions for United States exchanges and quotation systems for each Valuation Day in such Valuation Period, as displayed under the heading “Bloomberg VWAP” on the applicable Bloomberg page for such shares in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Valuation Day (or, if such volume-weighted average price is unavailable, the Fair Market Value of such shares as determined pursuant to clause (a) above).

“Financial Expert” means a nationally recognized and independent investment banking or valuation firm selected in good faith by the Board.

“Initial Public Offering” means the first sale of Equity Interests of the Company (or any direct or indirect parent company of the Company) or any of its subsidiaries (whether in a primary offering of new shares or a secondary offering of issued and outstanding shares) to the public in an offering pursuant to an effective registration statement filed with the Securities Exchange Commission in accordance with the Securities Act.

“Issuance” means (a) any issuance or sale of Common Stock or (b) any deemed issuance or sale under Section 4.2.

“Law” means any applicable U.S. or foreign, federal, state, provincial, municipal or local law (including common law), statute, ordinance, rule, regulation, code, policy, directive, standard, license, treaty, judgment, order, injunction, decree or agency requirement of or undertaking to or agreement with any governmental entity.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Outstanding Common Stock” means, at any given time, the number of shares of Common Stock actually outstanding at such time.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a governmental entity.

“Portfolio Company” means, with respect to any Person, a “portfolio company” (as such term is customarily used among institutional investors), or any entity controlled by any “portfolio company”, of such Person or one of its Affiliates.

“Principal Exchange” means each of The New York Stock Exchange, The NASDAQ Global Market and The NASDAQ Global Select Market (or any of their respective successors).

“Registration Rights Agreement” means the registration rights agreement, dated the Issue Date, by and among the Company, the Holder and the other equity holders of the Company party thereto, as amended from time to time in accordance with the terms thereof.

“Qualified IPO” has the meaning assigned to such term in the Stockholders Agreement.

“Series A Purchase Agreement” means the Series A Securities Purchase Agreement, dated the Issue Date, by and among the Company, the Holder and the other purchasers thereto.

“Series A Certificate of Designations” means the Series A Certificate of Designations of Vail Holdco Corp, dated the Issue Date, as amended from time to time in accordance with the terms thereof.

“Stockholders Agreement” means the Stockholders Agreement, dated the Issue Date, by and among the Company and certain stockholders of the Company from time to time party thereto, as amended from time to time in accordance with the terms thereof.

“Sponsor” means New Mountain Partners III Cayman (AIV-B), L.P. and any of its Affiliates, and funds or partnerships managed or advised by any of them or any of their respective Affiliates but not including, however, any portfolio company of any of the foregoing.

“Stock Option Plan” means the Vail Holdco Corp Equity Incentive Plan or any other equity incentive plan adopted by the Company.

“Transfer” means to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of this Warrant.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, or any successor transfer agent appointed by the Company.

“U.S.” means the United States of America.

“Valuation Day” means, with respect to any determination of Fair Market Value pursuant to clause (i) of the definition thereof, each trading day included in the applicable Valuation Period.

“Valuation Period” means, with respect to any determination of Fair Market Value pursuant to clause (i) of the definition thereof, the ten (10) consecutive trading days immediately preceding the day as of which Fair Market Value is being determined.

22.    Construction. The headings are for convenience only and will not be given effect in interpreting this Warrant. References to sections or exhibits are to the sections and exhibits contained in or attached to this Warrant, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Warrant, refer to this Warrant as a whole and not to any particular provision of this Warrant. The words “include,” “includes” and “including” in this Warrant mean “include/includes/including without limitation.” All references to $, currency, monetary values and dollars set forth herein means U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Warrant. References to a Person also include its permitted assigns and successors. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. Whenever this Warrant refers to a number of days, such number will refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law or contract will be construed as referring to such Law or contract as amended or modified or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time. The parties hereto acknowledge and agree that (a) each party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Warrant, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting party will not be used to interpret this Warrant and (c) the provisions of this Warrant will be construed fairly as to all parties and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Warrant.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered as of the date first written above.

COMPANY:

Vail Holdco Corp

By:

Name:
Title:

[SIGNATURE PAGE TO VAIL HOLDCO CORP WARRANT NO. [●]]

HOLDER:

[●]

By:

Name:
Title:

[SIGNATURE PAGE TO VAIL HOLDCO CORP WARRANT NO. [●]]

EXHIBIT A

Notice of Exercise Form

Vail Holdco Corp

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 19087

Attention:     General Counsel

Email:           generalcounsel@avantorinc.com

Dated: [●]

The undersigned, pursuant to the provisions set forth in the attached Warrant (the “Warrant”), hereby irrevocably elects to purchase [●] Warrant Shares (as such term is defined in the Warrant) and herewith [makes payment of $[●]] [surrenders Warrant Shares with an Exercise Price (as such term is defined in the Warrant) of $[●]], representing the full purchase price for such shares at the exercise price per share provided for in such Warrant.

[Holder]

By:
Name:
Title:

EXHIBIT B

Warrant Transfer Form

Dated: [●]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers all of its rights and interest in the portion of the Warrant representing the number of Warrant Shares (as defined in the attached Warrant (the “Warrant”)) set forth below, standing in its name on the books of the Company and represented by the Warrant, to:

Name of Transferee	Address	No. of Warrant Shares
[●]	[●]	[●]

The undersigned hereby irrevocably instructs and appoints the Secretary of the Company its agent and attorney-in-fact (the “Agent”) to transfer all of such Warrant Shares on the books of the Company, to register, or cause the Transfer Agent (as defined in the Warrant) to register, each such transferee as the registered owner thereof and to take all other necessary and appropriate action to effect such transfer and registration, including the issuance of one or more new or replacement Warrants. The Agent may substitute and appoint one or more persons to act on his or her behalf. Transferee acknowledges and agrees that the penultimate sentence of Section 10 of the Warrant will be modified in the new or replacement Warrant or Warrants to read as follows: “The Holder will pay all filing fees required under the Competition Laws in connection with the Competition Law Filings and all expenses associated therewith (including such expenses and fees of the Company).”1

[Holder]

By:
Name:
Title:

[Transferee]

By:
Name:
Title:

[1]	This modification will not apply in a transfer of all or any portion of the warrant to Goldman.

EXHIBIT C

Joinder to Stockholders Agreement

The undersigned is executing and delivering this Joinder Agreement (the “Joinder Agreement”) to the Stockholders Agreement, dated as of November 21, 2017 (as amended, supplemented or otherwise modified in accordance with the terms thereof, the “Stockholders Agreement”), among Vail Holdco Corp, a Delaware corporation (the “Company”), and each of the stockholders of the Company whose name appears on the signature pages listed therein (each, an “Existing Stockholder” and collectively, the “Existing Stockholders”).

By executing and delivering this Joinder Agreement, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement in the same manner as if the undersigned were an original signatory to such agreement as an Existing Stockholder.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of                  ,         .

[NAME OF STOCKHOLDER]

Name:
Title:

Acknowledged by: VAIL HOLDCO CORP

By:
Name:
Title:

EXHIBIT D

Excluded Securities

1.